UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2010

UniTek Global Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28579 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

1777 Sentry Parkway West, Blue Bell, PA (Address of Principal Executive Offices)	19422 (Zip Code)

Registrant’s telephone number, including area code:  (267) 464-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 21, 2010, UniTek Global Services, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware (the “Certificate of Amendment”) effecting the 1-for-2 reverse stock split of its common stock.  The Certificate of Amendment was approved by the Company’s stockholders on October 29, 2010.  The Certificate of Amendment was also approved by the Board of Directors of the Company on October 29, 2010.

Pursuant to the reverse stock split, the Company’s stockholders will receive one share of the Company’s post-split common stock for every two shares of pre-split common stock held prior to the effectiveness of the reverse stock split.  Any fraction of a share of common stock that would otherwise have resulted from the reverse split will be rounded up to one share.  The reverse stock split impacts all stockholders proportionately and will not materially impact any stockholder’s percentage ownership interest in the Company.

The exercise price and the number shares issuable upon exercise of the Company’s outstanding equity instruments, including options, issuable pursuant to the Company’s equity incentive plans, were also proportionately adjusted.  The Certificate of Amendment is attached as Exhibit 3.1 to this report and the terms thereof are incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company, dated December 21, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEK GLOBAL SERVICES, INC.

Date: December 21, 2010	By:	/s/ Kyle M. Hall
Kyle M. Hall
General Counsel, Corporate Secretary